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                                  EXHIBIT 10.1

  ARRANGEMENT WITH MR. MICHAEL BERRY, SENIOR VICE PRESIDENT, REYNOLDS SERVICES
                                     GROUP

Mr. Michael Berry was recently hired to serve as Senior Vice President, Reynolds Services Group and is an executive officer of the company. Pursuant to the terms of his employment, Mr. Berry is entitled to receive an annual base salary of $250,000 and is entitled to participate in the company's executive compensation arrangements described in the company's Proxy Statement filed with the SEC on December 30, 2003, including, without limitation, bonus programs and equity compensation plans. In addition, Mr. Berry is entitled to a severance package equal to one (1) times his annual base salary following his separation from the company within the first twenty-four (24) months of his employment, as a result of a material adverse change in his roles and responsibilities, a reduction in his base compensation, or a job relocation more than 50 miles from Dayton, Ohio, following a change in control of the company.

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